                                                                       EXHIBIT 4

                        LITIGATION SETTLEMENT AGREEMENT


     This Agreement (the "Agreement") is entered into as of this _____ day of February, 1996 among Chrysler Corporation, a Delaware corporation ("Chrysler"), Lee A. Iacocca ("Iacocca"), Kirk Kerkorian ("Kerkorian") and Tracinda Corporation ("Tracinda"), a Nevada corporation wholly owned by Kerkorian.

     WHEREAS, during the time of Iacocca's employment at Chrysler and upon his retirement he received as part of his compensation certain stock options and stock appreciation rights, which permitted him to receive stock in Chrysler or cash payments based on the price of Chrysler's stock, and which remained unexercised as of April 1, 1995 (such stock options and stock appreciation rights being together referred to as the "Options");

     WHEREAS, Iacocca has brought an action against Chrysler styled Iacocca v.
                                                                    ----------
Chrysler Corporation and Does 1 through 100, case no. BC138523 (Los Angeles,
-------------------------------------------
California Superior Court), seeking damages and declaratory and injunctive relief, which action has been dismissed but as to which dismissal the time for appeal has not yet expired (the "California Action");

     WHEREAS, Chrysler has brought an action against Iacocca styled Chrysler
                                                                    --------
Corporation v. Iacocca, case no. 95-509268 (CK)(Oakland County, Michigan Circuit
----------------------
Court), seeking
a declaratory judgment and damages, as to which Iacocca has not alleged but could allege certain compulsory or permissive counterclaims relating to the Options and other matters (the "Michigan Action");

     WHEREAS, Tracinda has entered into one or more agreements with Iacocca (the "Indemnification Agreements") relating to payments that would be made to Iacocca in the event of various possible outcomes of the California Action, the Michigan Action or any other action relating to the Options (collectively, the "Options Actions"), and agreeing to pay for certain legal expenses in connection with the Options Actions, with the result that Kerkorian and Tracinda have an economic stake in the outcome of the Options Actions;

     WHEREAS, Tracinda is the owner and Kerkorian is an owner or controlling person with respect to certain shares of the common stock of Chrysler; and

     WHEREAS, the parties to this Agreement have determined that it is in their best interests and in the best interests of Chrysler's shareholders generally to reach a settlement that resolves matters in dispute between them, and desire to do so to avoid the costs, risks and uncertainties associated with continuing such disputes and entering into further disputes, without any admission by any party respecting the merits of any position asserted by any of the parties against the other.

     NOW, THEREFORE, the undersigned hereby agree as follows:

     1.  On the Closing Date, as hereafter defined,

     a. In full and final settlement of all pending or potential disputes between Chrysler on one hand and Iacocca, Tracinda and Kerkorian on the other hand:

     i) Chrysler will pay to Iacocca the sum of $21 million, less withholding of all applicable taxes, in connection with the release by Iacocca of all further obligations of Chrysler with respect to the Options;

     ii) Tracinda will pay to Iacocca the sum of $32 million with respect to the settlement of the Options and will reimburse Iacocca, after the date hereof, for all reasonable legal fees and expenses incurred on Iacocca's behalf on or before the date of this Agreement in connection with the matters referenced in this Agreement, including the Options Actions, upon submission of invoices accompanied by satisfactory supporting documentation;

     b. Chrysler will provide Iacocca with a Stipulation in the form attached hereto as Exhibit A, dis-continuing the Michigan Action with prejudice and without costs or attorneys' fees.

     c. Chrysler on one hand and Kerkorian, Tracinda and Iacocca on the other will exchange mutual releases in the form attached hereto as Exhibit B.

     d. Kerkorian and Tracinda will deliver to Chrysler an executed Standstill Agreement in the form attached hereto as Exhibit C.

     e. All Options will be conclusively and irrevocably cancelled and voided, to the same effect as if they had never been granted.

     2. Iacocca, in consideration of valuable benefits conferred by this Agreement and by the agreements attached hereto, agrees that:

     a.  On or before the Closing Date, Iacocca will take all steps necessary to
(i) withdraw from the "group" of Chrysler shareholders, as defined under section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that includes Kerkorian and Tracinda; and (ii) terminate all agreements with Tracinda relating to the rendering of services by Iacocca to Tracinda, including without limitation the Consulting Agreement dated May 9, 1995 between Tracinda and Iacocca, the Value Sharing Agreement dated as of June 24, 1995 between Tracinda and

Iacocca, and the Agreement dated November 3, 1995 between Tracinda and Iacocca.

     b. Iacocca will take no actions before the date of Chrysler's annual meeting of shareholders in 2001 (the "Standstill Period") that would cause him to establish or reestablish any relationship relating to Chrysler, or to become a member of a "group" (as defined in Section 13(d) of the Exchange Act) relating to Chrysler, with Tracinda, Kerkorian or any entity controlled by or associated with Tracinda or Kerkorian.

     c. Iacocca will take no actions during the Standstill Period that place him in a business relationship concerning Chrysler with any person that seeks to control or influence the management or policies of Chrysler, or that causes Iacocca to become a member of a "group" (as defined in Section 13(d) of the Exchange Act) with any person or entity with respect to Chrysler or the ownership of Chrysler capital stock.

     d. Iacocca will not, during the Standstill Period, (i) "solicit" any "proxies" or make a public statement of support of any "solicitation" of "proxies" (as such terms are defined under the Exchange Act) with respect to Chrysler stock, (ii) make or support any proposal for action by shareholders of Chrysler, or (iii) become a "participant" (as defined in Item 4 of Schedule 14A under the Exchange Act) in any proxy contest or consent solicitation with respect to Chrysler.

     e. Iacocca represents and warrants that he has not appealed and hereby agrees not to appeal the dismissal of the California Action, or file counterclaims in the Michigan Action, or otherwise initiate or act as a party to any litigation against Chrysler involving the Options.

     f. Iacocca will not, during the Standstill Period, make any public comment disparaging Chrysler, its employees, its directors, its officers, its shareholders, its products, its policies, its performance, or its business, nor will Iacocca make a public request to Chrysler or to any of its directors, officers, employees, shareholders or agents to amend or waive any of the provisions of this Agreement.

     g. Iacocca represents and warrants that he has not assigned or otherwise transferred any of the Options to any person, and that the Options are free of any liens or encumbrances of any kind.

     h. Iacocca expressly acknowledges that in the event of a breach by Iacocca of any of the provisions of this Agreement, in addition to any remedies that Chrysler may have at law, Chrysler will be entitled to an injunction against further breaches on the basis that any recovery at law is not fully adequate to rectify said breach.

     3. Chrysler, in consideration of the benefits conferred by this Agreement and by the agreements attached hereto, agrees that during the Standstill Period it will not make any public comment disparaging Iacocca. Chrysler expressly acknowledges that in the event of a breach by Chrysler of any of the provisions of this Agreement, in addition to any remedies that Iacocca may have at law, Iacocca will be entitled to an injunction against further breaches on the basis that any recovery at law is not fully adequate to rectify such breach.

     4.  The Closing Date shall be February 8, 1996.

     5. This Agreement, the agreements attached hereto, and the agreement dated February 8, 1996, between Tracinda and Iacocca, represent the complete agreement of the parties hereto, and can be amended or modified only by a writing executed by all parties affected by such amendment or modification. The waiver by any party hereto of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach. Nothing in this Agreement shall confer any rights upon any person or entity which is not a party or successor of a party to this Agreement.

     6. This Agreement shall be governed by Delaware law, and the parties agree to subject themselves to the jurisdiction of Michigan for any dispute arising out of this Agreement.

     7. Each of the signatories hereto represents and warrants that he has the power and the due authority to execute this Agreement on behalf of the party for which he is signing, that this Agreement is a valid and binding agreement enforceable against each party in accordance with its terms, that the execution and performance of this Agreement does not conflict with any agreement to which the signatory is a party, and (in the case of each corporate party) that the execution and performance of this Agreement does not conflict with any provision of such entity's certificate of incorporation or by-laws.

     8. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect, unless such action would substantially impair the benefits to either party of the remaining provisions of this Agreement.

     9. This Agreement may be executed in one or more counterparts, which together will constitute a single agreement.



Dated:  ____________   ______________________________
                       Chrysler Corporation, by
                       _____________________  [title]


        ____________   ______________________________
                       Lee A. Iacocca


        ____________   ______________________________
                       Kirk Kerkorian


        ____________   ______________________________
                       Tracinda Corp., by
                       _____________________ [title]

                                    RELEASE
                                    -------

          Chrysler Corporation, a Delaware corporation with its principal place of business and offices at 1000 Chrysler Drive, Auburn Hills, Michigan, on behalf of itself and its executors, administrators, officers, directors, affiliates, trustees, employees, members, representatives, predecessors, successors, agents, vendees, assigns and attorneys (collectively, the "RELEASOR"), for good, valuable and sufficient consideration, receipt of which is hereby acknowledged, does hereby forever release and discharge Tracinda Corporation, a Nevada Corporation with its principal place of business at 4835 Koval Lane, Las Vegas, Nevada, its executors, administrators, officers, directors, affiliates, trustees, employees, members, representatives, predecessors, successors, agents, vendees, assigns and attorneys (collectively, the "RELEASEE"), from any and all actions, causes of action, suits, debts, sums of money, accounts, reckonings, bonds, bills, contracts, controversies, agreements, promises, damages, judgments, awards, executions, claims and demands whatsoever, including without limitation costs and attorneys' fees, in law, admiralty or equity, or as a result of any arbitration, whether known or unknown to RELEASOR, which RELEASOR ever had, now has or hereinafter can, shall or may have, whether in his own right or by assignment, transfer or grant from any other person, thing or entity, upon or by reason of any matter, cause or thing whatsoever from the beginning of the world to the date of execution of this Release; provided, however, that nothing in this Release shall be construed as releasing RELEASEE from RELEASEE's obligations pursuant to the Settlement Agreement and Standstill
Agreement, executed by RELEASEE on February 8th, 1996.

          This Release may only be changed, modified or waived by a writing signed and acknowledged by the RELEASEE.

          IN WITNESS WHEREOF, the RELEASOR has caused this Release to be executed this 8th day of February, 1996


                                        CHRYSLER CORPORATION



                                        -------------------------
                                        By:
                                        Title:

STATE OF MICHIGAN  )
                   ) .ss.:
COUNTY OF OAKLAND  )

          On the _________ day of February, 1996, before me personally came ___________________, to me known, who, by me duly sworn, did depose and say that deponent is the __________________ of Chrysler Corporation; that deponent executed the foregoing Release on behalf of said corporation; and that deponent has been authorized by said corporation to do so, with all necessary corporate approvals having been obtained.

                                        ------------------------
                                              Notary Public

                                    RELEASE
                                    -------


          Chrysler Corporation, a Delaware corporation with its principal place of business and offices at 1000 Chrysler Drive, Auburn Hills, Michigan, on behalf of itself and its executors, administrators, officers, directors, affiliates, trustees, employees, members, representatives, predecessors, successors, agents, vendees, assigns and attorneys (collectively, the "RELEASOR"), for good, valuable and sufficient consideration, receipt of which is hereby acknowledged, does hereby forever release and discharge Kirk Kerkorian, his executors, administrators, affiliates, trustees, employees, representatives, predecessors, successors, agents, vendees, assigns and attorneys (collectively, the "RELEASEE"), from any and all actions, causes of action, suits, debts, sums of money, accounts, reckonings, bonds, bills, contracts, controversies, agreements, promises, damages, judgments, awards, executions, claims and demands whatsoever, including without limitation costs and attorneys' fees, in law, admiralty or equity, or as a result of any arbitration, whether known or unknown to RELEASOR, which RELEASOR ever had, now has or hereinafter can, shall or may have, whether in his own right or by assignment, transfer or grant from any other person, thing or entity, upon or by reason of any matter, cause or thing whatsoever from the beginning of the world to the date of execution of this Release; provided, however, that nothing in this Release shall be construed as releasing RELEASEE from RELEASEE's obligations pursuant to the Settlement Agreement and Standstill Agreement, executed by RELEASEE on February 8, 1996.

         This Release may only be changed, modified or waived by a writing signed and acknowledged by the RELEASEE.

         IN WITNESS WHEREOF, the RELEASOR has caused this Release to be executed this 8th day of February, 1996

                                        CHRYSLER CORPORATION

                                        ---------------------------
                                        By:
                                        Title:

STATE OF MICHIGAN    )
                     )  . ss . :
COUNTY OF OAKLAND    )

          On the ____________ day of February, 1996, before me personally came __________________, to me known, who, by me duly sworn, did depose and say that deponent is the __________________ of Chrysler Corporation; that deponent executed the foregoing Release on behalf of said corporation; and that deponent has been authorized by said corporation to do so, with all necessary corporate approvals having been obtained.

                                        ---------------------------
                                        Notary Public

                                    RELEASE
                                    -------


          Chrysler Corporation, a Delaware corporation with its principal place of business and offices at 1000 Chrysler Drive East, Auburn Hills, Michigan, on behalf of itself and its executors, administrators, officers, directors, affiliates, trustees, employees, members, representatives, predecessors, successors, agents, vendees, assigns and attorneys (collectively, the "RELEASOR"), for good, valuable and sufficient consideration, receipt of which is hereby acknowledged, does hereby forever release and discharge Jerome B. York, his executors, administrators, affiliates, trustees, employees, representatives, predecessors, successors, agents, vendees, assigns and attorneys (collectively, the "RELEASEE"), from any and all actions, causes of action, suits, debts, sums of money, accounts, reckonings, bonds, bills, contracts, controversies, agreements, promises, damages, judgments, awards, executions, claims and demands whatsoever, including without limitation costs and attorneys' fees, in law, admiralty or equity, or as a result of any arbitration, whether known or unknown to RELEASOR, which RELEASOR ever had, now has or hereinafter can, shall or may have, whether in his own right or by assignment, transfer or grant from any other person, thing or entity, upon or by reason of any matter, cause or thing whatsoever from the beginning of the world to the date of execution of this Release; provided, however, that nothing in this Release shall be construed as releasing RELEASEE from RELEASEE's obligations pursuant to the Settlement Agreement and Standstill Agreement, executed by RELEASEE on February 8, 1996.

         This Release may only be changed, modified or waived by a writing signed and acknowledged by the RELEASEE.

         IN WITNESS WHEREOF, the RELEASOR has caused this Release to be executed this 8th day of February, 1996


                                        CHRYSLER CORPORATION


                                        _________________________
                                        By:
                                        Title:

STATE OF MICHIGAN          )
                           )  .ss.:
COUNTY OF OAKLAND

     On the ______ day of February, 1996, before me personally came ___________________________, to me known, who, by me duly sworn, did depose and say that deponent is the _________________________ of Chrysler Corporation; that deponent executed the foregoing Release on behalf of said corporation; and that deponent has been authorized by said corporation to do so, with all necessary corporate approvals having been obtained.



                                        --------------------------
                                             Notary Public

                                    RELEASE
                                    -------

          Chrysler Corporation, a Delaware corporation with its principal place of business and offices at 1000 Chrysler Drive, Auburn Hills, Michigan, on behalf of itself and its executors, administrators, officers, directors, affiliates, trustees, employees, members, representatives, predecessors, successors, agents, vendees, assigns and attorneys (collectively, the "RELEASOR"), for good, valuable and sufficient consideration, receipt of which is hereby acknowledged, does hereby forever release and discharge Lee A. Iacocca, his executors, administrators, affiliates, trustees, employees, representatives, predecessors, successors, agents, vendees, assigns and attorneys (collectively, the "RELEASEE"), from any and all actions, causes of action, suits, debts, sums of money, accounts, reckonings, bonds, bills, contracts, controversies, agreements, promises, damages, judgments, awards, executions, claims and demands whatsoever, including without limitation costs and attorneys' fees, in law, admiralty or equity, or as a result of any arbitration, whether known or unknown to RELEASOR, which RELEASOR ever had, now has or hereinafter can, shall or may have, whether in his own right or by assignment, transfer or grant from any other person, thing or entity, upon or by reason of any matter, cause or thing whatsoever from the beginning of the world to the date of execution of this Release, including but not limited to all claims that have been asserted or could have been asserted against RELEASEE by RELEASOR in the lawsuit entitled Chrysler Corporation v. Iacocca, Case No. 95-509268-CK, in the
                 -------------------------------
Circuit Court for Oakland County, State of Michigan or in the lawsuit entitled Iacocca v. Chrysler Corporation, et al., Civ. No. BC138523, in the Superior
---------------------------------------
Court of the State of California in and for the County of Los Angeles; provided, however, that nothing in this Release shall be construed as releasing RELEASEE from RELEASEE's obligations pursuant to the Settlement Agreement and Standstill Agreement, executed by RELEASEE on February 8, 1996.

          This Release may only be changed, modified or waived by a writing signed and acknowledged by the RELEASEE.

          IN WITNESS WHEREOF, the RELEASOR has caused this Release to be executed this 8th day of February, 1996.

                                       CHRYSLER CORPORATION


                                       ---------------------------
                                       By:
                                       Title:

STATE OF MICHIGAN          )
                           ) .ss.:
COUNTY OF OAKLAND          )

     On the _____ day of February, 1996, before me personally came ________________________, to me known, who, by me duly sworn, did depose and say that deponent is the ___________________________ of Chrysler Corporation; that deponent executed the foregoing Release on behalf of said corporation; and that deponent has been authorized by said corporation to do so, with all necessary corporate approvals having been obtained.


                                       -------------------------------
                                                 Notary Public

                                    RELEASE
                                    -------

          Tracinda Corporation, a Nevada Corporation with its principal place of business at 4835 Koval Lane, Las Vegas, Nevada, on behalf of itself and its executors, administrators, officers, directors, affiliates, trustees, employees, members, representatives, predecessors, successors, agents, vendees, assigns and attorneys (collectively, the "RELEASOR"), for good, valuable and sufficient consideration, receipt of which is hereby acknowledged, does hereby forever release and discharge Chrysler Corporation, a Delaware corporation with its principal place of business and offices at 1000 Chrysler Drive, Auburn Hills, Michigan, its executors, administrators, officers, directors, affiliates, trustees, employees, members, representatives, predecessors, successors, agents, vendees, assigns and attorneys (collectively, the "RELEASEE"), from any and all actions, causes of action, suits, debts, sums of money, accounts, reckonings, bonds, bills, contracts, controversies, agreements, promises, damages, judgments, awards, executions, claims and demands whatsoever, including without limitation costs and attorneys' fees, in law, admiralty or equity, or as a result of any arbitration, whether known or unknown to RELEASOR, which RELEASOR ever had, now has or hereinafter can, shall or may have, whether in his own right or by assignment, transfer or grant from any other person, thing or entity, upon or by reason of any matter, cause or thing whatsoever from the beginning of the world to the date of execution of this Release; provided, however, that nothing in this Release shall be construed as releasing RELEASEE from RELEASEE's obligations pursuant to the Settlement Agreement and Standstill Agreement, executed by RELEASEE on February 8, 1996.

          This Release may only be changed, modified or waived by a writing signed and acknowledged by the RELEASEE.

          IN WITNESS WHEREOF, the RELEASOR has caused this Release to be executed this 8th day of February, 1996


                                       TRACINDA CORPORATION



                                       ----------------------------
                                       By:
                                       Title:

STATE OF NEVADA       )
                      ) .ss.:
COUNTY OF ___________ )


        On the _____ day of February, 1996, before me personally came _________, to me known, who, by me duly sworn, did depose and say that deponent is the ___________________ of Tracinda Corporation; that deponent executed the foregoing Release on behalf of said corporation; and that deponent has been authorized by said corporation to do so, with all necessary corporate approvals having been obtained.




                                       --------------------------------
                                                 Notary Public

                                    RELEASE
                                    -------

          Kirk Kerkorian, on behalf of himself and his heirs, executors, administrators, trustees, employees, representatives, predecessors, successors, agents, vendees, assigns and attorneys (collectively, the "RELEASOR"), for good, valuable and sufficient consideration, receipt of which is hereby acknowledged, does hereby forever release and discharge Chrysler Corporation, a Delaware corporation with its principal place of business and offices at 1000 Chrysler Drive, Auburn Hills, Michigan, its executors, administrators, officers, directors, affiliates, trustees, employees, members, representatives, predecessors, successors, agents, vendees, assigns and attorneys (collectively, the "RELEASEE"), from any and all actions, causes of action, suits, debts, sums of money, accounts, reckonings, bonds, bills, contracts, controversies, agreements, promises, damages, judgments, awards, executions, claims and demands whatsoever, including without limitation costs and attorneys' fees, in law, admiralty or equity, or as a result of any arbitration, whether known or unknown to RELEASOR, which RELEASOR ever had, now has or hereinafter can, shall or may have, whether in his own right or by assignment, transfer or grant from any other person, thing or entity, upon or by reason of any matter, cause or thing whatsoever from the beginning of the world to the date of execution of this Release; provided, however, that nothing in this Release shall be construed as releasing RELEASEE from RELEASEE's obligations pursuant to the Settlement Agreement and Standstill Agreement, executed by RELEASEE on February 8, 1996.

          This Release may only be changed, modified or waived by a writing signed and acknowledged by the RELEASEE.

          IN WITNESS WHEREOF, the RELEASOR has caused this Release to be executed this 8th day of February, 1996

                                       KIRK KERKORIAN



                                       ----------------------------

STATE OF NEVADA      )
                     ) .ss. :
COUNTY OF __________ )


          On the ________ day of February, 1996, before me personally came Kirk Kerkorian, to me known, who, by me duly sworn, did depose and say that he executed the foregoing Release in his own name and by his own hand, intending to be legally bound thereby.


                                       ----------------------------
                                               Notary Public

                                    RELEASE
                                    -------

          Lee A. Iacocca, on behalf of himself and his heirs, executors, administrators, trustees, employees, representatives, predecessors, successors, agents, vendees, assigns and attorneys (collectively, the "RELEASOR"), for good, valuable and sufficient consideration, receipt of which is hereby acknowledged, does hereby forever release and discharge Chrysler Corporation, a Delaware corporation with its principal place of business and offices at 1000 Chrysler Drive, Auburn Hills, Michigan, its executors, administrators, officers, directors, affiliates, trustees, employees, members, representatives, predecessors, successors, agents, vendees, assigns and attorneys (collectively, the "RELEASEE"), from any and all actions, causes of action, suits, debts, sums of money, accounts, reckonings, bonds, bills, contracts, controversies, agreements, promises, damages, judgments, awards, executions, claims and demands whatsoever, including without limitation costs and attorneys' fees, in law, admiralty or equity, or as a result of any arbitration, whether known or unknown to RELEASOR, which RELEASOR ever had, now has or hereinafter can, shall or may have, whether in his own right or by assignment, transfer or grant from any other person, thing or entity, upon or by reason of any matter, cause or thing whatsoever from the beginning of the world to the date of execution of this Release, including but not limited to all claims that have been asserted or could have been asserted against RELEASEE by RELEASOR in the lawsuit entitled Chrysler Corporation v. Iacocca, Case No. 95-509268-CK, in the
                 -------------------------------
Circuit Court for Oakland County, State of Michigan, or in the lawsuit entitled Iacocca v. Chrysler Corporation. et al., Civ. No. BC 138523, in the Superior
---------------------------------------
Court of the State of California in and for the County of Los Angeles; provided, however, that nothing in this Release shall be construed as releasing RELEASEE from RELEASEE's obligations pursuant to the Settlement Agreement and Standstill Agreement, executed by RELEASEE on February 8, 1996; and provided further, that RELEASOR shall be entitled to receive from RELEASEE all compensation and benefits (other than any in respect of the Options as defined in such Settlement Agreement) to which RELEASOR is entitled as a former officer, director or employee of RELEASEE.

          This Release may only be changed, modified or waived by a writing signed and acknowledged by the RELEASEE.

          IN WITNESS WHEREOF, the RELEASOR has caused this Release to be executed this 8th day of February, 1996.


                                       LEE A. IACOCCA



                                       ---------------------------

STATE OF CALIFORNIA   )
                      )  .ss.:
COUNTY OF LOS ANGELES )

          On the ____ day of February, 1996, before me personally came Lee A. Iacocca, to me known, who, by me duly sworn, did depose and say that he executed the foregoing Release in his own name and by his own hand, intending to be legally bound thereby.




                                       -----------------------------
                                                Notary Public